EXHIBIT 99.3

To 8-K dated April 25, 2006

Seacoast Banking Corporation of Florida

First Quarter 2006 Financial Highlights

Cautionary Notice Regarding Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the merger between Seacoast and Big Lake, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to Seacoast’s and Big Lake’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of Seacoast and Big Lake will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; the risk of obtaining necessary governmental approvals of the merger on the proposed terms and schedule; the potential failure of Big Lake’s shareholders to approve the merger; increased competitive pressures and solicitations of Big Lake’s customers by competitors; as well as the difficulties and risks inherent with entering the Central Florida market.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2005 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Total Revenues Increase

(Dollars in thousands)	QTR1 06	QTR1 05	Growth	% Growth
Net Interest Income	$ 20,274	$ 15,277	$ 4,997	32.7%
Noninterest Income	5,304	5,077	227	4.5
Total Revenues	$ 25,578	$ 20,354	$ 5,224	25.7%

Dollars in Thousands; Excludes provision for Loan Losses, Interest Rate Swap Losses, and Securities Gains Calculated on a Fully Taxable Equivalent Basis

Overhead Ratio

	Q1-04	Q2-04	Q3-04	Q4-04
Overhead Ratio	66.7%	65.1%	65.6%	65.0%

	Q1-05	Q2-05	Q3-05	Q4-05
Overhead Ratio	65.4%	63.1%	63.2%	62.6%

Q1-06
Overhead Ratio	63.0%

Excludes security Gains (Losses) and Interest Rate Swap Profits (Losses)

Loan Growth Remains Strong at a 26% Growth Rate Year-over-Year, Excluding Acquisition of $107 Million in Loans

(Dollars in thousands)	Q1-2005	Q2-2005	Q3-2005	Q4-2005	Q1-2006
Loans Outstanding	$ 978,095	$ 1,148,373	$ 1,217,919	$ 1,289,995	$1,339,070

Commercial Lending Originations

(Dollars in thousands)	Q1-2005	Q2-2005	Q3-2005	Q4-2005	Q1-2006
Commercial Originations*	$ 109,000	$ 119,000	$ 125,000	$ 112,000	$ 117,000

*  Includes Commercial Real Estate

Deposit Performance

Deposits Up 1.6% Over Last Twelve Months, Excluding Acquisition of $304 Million in Deposits

(Dollars in thousands)	Q1-2005	Q1-2006
Total Deposits	$ 1,476,215	$ 1,804,490

Deposit Mix

	QTR1 05	QTR1 06
Demand	25%	24%
Core *	66	65
Time Deposits > $100,000	9	11
Total	100%	100%

*Includes Time Deposits < $100,000

Cost of Deposits

	Q2-04	Q3-04	Q4-04	Q1-05	Q2-05	Q3-05
Fed Funds Rate	1.25%	1.75%	2.25%	2.75%	3.25%	3.75%
Cost of Deposits	0.98%	1.02%	1.03%	1.09%	1.18%	1.32%

	Q4-05	Q1-06
Fed Funds Rate	4.25%	4.75%
Cost of Deposits	1.54%	1.71%

Average Earning Asset Growth

(Dollars in billions)	Q3-04	Q4-04	Q1-05	Q2-05	Q3-05	Q4-05	Q1-06
Average Earning Assets	$1.35	$1.45	$1.59	$1.83	$1.89	$1.97	$1.98

Average loans represent 67% of earning assets at March 31, 2006, compared to 63% at December 31, 2005 and 60% at December 31, 2004

Prime Based Loans

(Dollars in thousands)	Q1-05	Q2-05	Q3-05	Q4-05	Q1-06
Prime Based Loans	$233,000	$355,000	$390,000	$416,000	$426,000

Total Floating Rate Assets

Floating Rate Assets (Loans, Investments, and Overnight Funds)

(Dollars in thousands)	Q1-05	Q2-05	Q3-05	Q4-05	Q1-06
Ending Floating Rate Assets	$ 439,000	$ 582,000	$ 617,000	$ 677,000	$ 631,749
Prime Rate	5.75%	6.25%	6.75%	7.25%	7.75%

Net Interest Margin

	Q1-05	Q2-05	Q3-05	Q4-05	Q1-06
Net Interest Margin	3.90%	3.91%	4.01%	4.04%	4.16%

Net Interest Income

(Dollars in thousands)	Q1-05	Q2-05	Q3-05	Q4-05	Q1-06
Net Interest Income	$ 15,277	$ 17,867	$ 19,091	$ 20,062	$ 20,274

Excludes Provision for Loan Losses; Calculated on a Fully Taxable Equivalent Basis using Amortized Cost

Service Area

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Seminole County

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Orange County

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Brevard County

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Indian River County

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Okeechobee County

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St. Lucie County

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Martin County

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Palm Beach County

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Broward County (Fort Lauderdale)

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Hardee County

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Highlands County

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Desoto County

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Glades County

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Hendry County